UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2013, we entered into an Extension Agreement (the “Extension Agreement”) with The Karlsson Group, Inc. (“Karlsson”) which amended the senior first priority secured promissory note (the “Karlsson Note”) that we issued to Karlsson on August 1, 2012 and amended on April 15 and June 26, 2013 in connection with our purchase of Karlsson’s 50% interest in our subsidiary American West Potash LLC (the “Initial KG Transaction”). The outstanding principal balance of the Karlsson Note is approximately $117.5 million. In addition, we are currently liable to Karlsson for a tax gross-up payment of approximately $1.2 that was due on September 13, 2013 and for accrued and unpaid interest and accrued tax gross-ups totaling approximately $26.3 million which will be due on the maturity date of the Karlsson Note. In connection with the Extension Agreement, we amended some of the Initial KG Transaction documents, including the Karlsson Note (the “Karlsson Note Amendment”)

Under the Extension Agreement, the approximately $1.2 million tax gross-up payment that was due on September 13, 2013 is now due on November 15, 2013.  Also under the Karlsson Note Amendment our obligation to apply 10% of the amount of capital we raise to the Karlsson Note and to place 50% of the net proceeds of the next $22 million of net proceeds of capital we raise into escrow to be released solely to fund specific project development expenses has been waived with respect to the next $2 million net proceeds of capital we raise (provided we receive the proceeds by November 15, 2013).  In connection with these amendments we agreed to terminate the non-competition agreements by Karlsson and its affiliates and to reimburse Karlsson $100,000 for their legal fees.

The Extension Agreement contains customary lender releases and indemnification language.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
Exhibit 10.1	Third Extension Agreement with The Karlsson Group
Exhibit 10.2	Amendment to Membership Interest Purchase Agreement with The Karlsson Group
Exhibit 10.3	Fourth Amendment to Karlsson Group Note
Exhibit 10.4	Third Amendment to Escrow Agreement with The Karlsson Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: September 16, 2013		Damon G. Barber
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Identification of Exhibits
Exhibit 10.1	Third Extension Agreement with The Karlsson Group
Exhibit 10.2	Amendment to Membership Interest Purchase Agreement with The Karlsson Group
Exhibit 10.3	Fourth Amendment to Karlsson Group Note
Exhibit 10.4	Third Amendment to Escrow Agreement with The Karlsson Group